For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or Dave Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Second Quarter 2013 Results

Gross Margin Increases 26%, Driven by Growth From Higher-Margin Services

WASHINGTON, August 14, 2013 /PRNewswire-FirstCall/ -- WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Information Technology-secured, cloud-delivered, enterprise-wide, Managed Mobility Solutions and Services, today announced financial results for the three months ended June 30, 2013.

Second Quarter and Six Months 2013 Financial Highlights

•	Second quarter net revenue decreased 9% to approximately $11.3 million, as compared to approximately $12.5 million in last year’s comparable period. Year-to-date net revenue decreased 11% to $23.3 million from $26.2 million in last year’s comparable period.

•	Second quarter gross profit increased to 31% as compared to 23% in last year’s comparable period. The increase reflects the realization of a greater level of higher margin recurring revenues. Year-to-date gross profit increased to 29% of revenue as compared to 24% in last year’s comparable period.

•	Second quarter income from operations was approximately $187,000 compared to loss from operations of approximately $(477,000) in last year’s comparable period. Year-to-date income from operations was approximately $62,000, as compared to loss from operations of approximately $(349,000) in last year’s comparable period.

•	Second quarter net income was approximately $139,500 compared to a net loss of approximately $(302,100) in last year’s second quarter. Year-to-date net income was approximately $104,000, as compared to net loss of approximately $(244,700) in last year’s comparable period.

•	Second quarter non-GAAP Adjusted EBITDA was approximately $337,000 compared to $22,000 in last year’s comparable period. Year-to-date non-GAAP Adjusted EBITDA was approximately $489,000 compared to $834,000 in last year’s comparable period.

Steve Komar, CEO, WidePoint, commented, “During the second quarter, we made solid progress in the goals we set out for WidePoint at the beginning of the year. The strong financial performance of our higher margin revenue streams, such as the continuing acceleration of enrollment and usage of Certificates at the TWIC contract, have allowed us to fund our infrastructural reinvestment programs while retaining profitability. While sequestration has had some impact on our software resale business, and the administrative delays resulting from a protest of a major contract win we received earlier this year have capped our short term upside, our second half outlook remains positive. Our sales and marketing efforts are progressing well with growing pipelines and backlogs, and we remain hopeful that the protested contract award we received will soon be resolved in our favor. We also feel it is important to share our progress and the developments that have not yet had any financial impact, but speak well to future Quarters’ growth, and have listed several of those in the body of this press release.”

James McCubbin, WidePoint CFO, added, "We are pleased with the progress and performance of our higher margin services portfolio. As we focus additional resources on delivering more of these longer-life services with higher margins, we believe we can continue to balance financing the investments we are presently making at WidePoint and continuing to pay down our debt, all while positioning the Company with a more valuable annuity based contract portfolio of services and solutions.”

Recent Non-Financial Highlights

•	Awarded 2 new State contracts for IT-based telecom services under the Western States Alliance Agreement.

•	Awarded a contract to provide IT-based credentialing and authentication services to a major U.S. based federal contractor and its clients.

•	Added to the team a U.S. federal contractor in support of the Defense Logistics Agency Program Management Support Services Blanket Purchase Agreement.

•	Working with the primary federal contractor awarded the TTAC contract on the transition of the TWIC contract to the expanded TTAC multi-year contract.

•	Awarded a contract by a tier one telecom provider under U.S. Federal Government Networx Contract to provision secured communications to the global airline industry.

•	Awarded a 3-year contract to support a multi-national industrial customer in 16 European countries.

•	Received our first United Kingdom order from a major foodservice company.

•	Received our first Asian business order from a major U.S. multi-national fast food company.

•	Awarded recognition and competitive inclusion in the Gartner Group's new "Magic Quadrant for Managed Mobile Services" based on our enterprise services vision and mobile security capabilities.

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Wednesday, August 14, 2013. Anyone interested in participating should call 1-888-846-5003 if calling within the United States or 1-480-629-9856 if calling internationally. There will be a playback available until August 28, 2013. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 4634457 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=105655.

About WidePoint

WidePoint is an IT specialist providing telecommunications management and cybersecurity solutions utilizing its advanced information technology products and services. WidePoint has several wholly owned subsidiaries holding major government and commercial contracts. WidePoint enables enterprises and agencies to deploy fully compliant IT services in accordance with government-mandated regulations and advanced system requirements. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31
	2013	2012

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,504,054	$1,857,614
Accounts receivable, net of allowance for doubtful accounts	5,229,326	6,932,366
of $30,527 and $76,886 in 2013 and 2012, respectively
Unbilled accounts receivable	1,284,468	2,969,450
Inventories	258,993	286,920
Prepaid expenses and other assets	364,185	482,389
Income taxes receivable	-	138,575
Deferred income taxes	473,430	473,430

Total current assets	10,114,456	13,140,744

NONCURRENT ASSETS
Property and equipment, net	1,474,996	1,428,323
Intangibles, net	4,280,496	4,969,241
Goodwill	16,618,467	16,618,467
Deferred income tax asset, net of current	3,595,173	3,346,948
Deposits and other assets	73,936	76,118

TOTAL ASSETS	$36,157,524	$39,579,841

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term note payable	$84,097	$113,018
Accounts payable	3,738,186	5,555,419
Accrued expenses	2,898,744	3,539,710
Deferred revenue	235,526	173,655
Income taxes payable	75,560	-
Current portion of long-term debt	457,485	1,102,741
Current portion of deferred rent	45,068	51,196
Current portion of capital lease obligations	22,440	42,878

Total current liabilities	7,557,106	10,578,617

NONCURRENT LIABILITIES
Long-term debt, net of current portion	4,319,929	4,918,732
Capital lease obligation, net of current portion	101,646	102,244
Deferred rent, net of current portion	-	15,786
Deferred revenue	23,262	25,231
Deposits and other liabilities	1,964	1,964

Total liabilities	12,003,907	15,642,574

STOCKHOLDERS' EQUITY
Common stock, $0.001 par value; 110,000,000 shares authorized; 63,751,857 and 63,751,857 shares issued and outstanding, respectively	63,752	63,752
Additional paid-in capital	69,706,658	69,594,390
Accumulated deficit	(45,616,793)	(45,720,875)

Total stockholders’ equity	24,153,617	23,937,267

Total liabilities and stockholders’ equity	$36,157,524	$39,579,841

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012	2013	2012
REVENUES	$11,343,962	$12,510,644	$23,312,068	$26,212,385
COST OF REVENUES (including amortization and depreciation of $363,609, $343,731, $737,928 and $842,447, respectively)	7,816,920	9,631,761	16,510,574	20,008,151
GROSS PROFIT	3,527,042	2,878,883	6,801,494	6,204,234

OPERATING EXPENSES
Sales and Marketing	880,303	876,399	1,686,120	1,517,115
General and Administrative Expenses (including share-based compensation of $58,281, $55,227, $112,268 and $110,280, respectively, and gain on change in fair value of contingent obligation of $369,000, $0, $589,000 and $0, respectively)	2,386,801	2,400,037	4,913,616	4,897,365
Depreciation and Amortization	73,241	79,200	139,519	138,976
Total Operating Expenses	3,340,345	3,355,636	6,739,255	6,553,456

INCOME (LOSS) FROM OPERATIONS	186,697	(476,753)	62,239	(349,222)

OTHER INCOME (EXPENSE)
Interest Income	2,612	1,354	3,461	3,223
Interest Expense	(55,937)	(117,753)	(115,519)	(179,204)
Other Income (Expense)	4,134	(9,290)	8,505	8,855
Total Other Income (Expense)	(49,191)	(125,689)	(103,553)	(167,126)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	137,506	(602,442)	(41,314)	(516,348)
INCOME TAX BENEFIT	(1,845)	(300,380)	(145,396)	(271,689)

NET INCOME (LOSS)	$139,351	$(302,062)	$104,082	$(244,659)

BASIC EARNINGS PER SHARE	$0.002	$(0.005)	$0.002	$(0.004)
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	63,751,857	63,226,857	63,751,857	63,427,681

DILUTED EARNINGS PER SHARE	$0.002	$(0.005)	$0.002	$(0.004)
DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	63,936,607	63,226,857	63,908,752	63,427,681

WIDEPOINT CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP EARNINGS TO NON-GAAP ADJUSTED EARNINGS

BEFORE INTEREST TAXES DEPRECIATION AND AMORTIZATION (EBITDA)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2013	2012	2013	2012

NET INCOME (LOSS)	$139,000	$(302,000)	$104,000	$(245,000)
Adjustments to GAAP net income (loss):
Gain on change in fair value of contingent obligation	(369,000)	-	(589,000)	-
Depreciation and amortization	437,000	423,000	877,000	981,000
Amortization of deferred financing costs	5,000	-	6,000	-
Income tax provision (benefit)	(2,000)	(300,000)	(145,000)	(272,000)
Interest income	(3,000)	(1,000)	(3,000)	(3,000)
Interest expense	56,000	118,000	116,000	179,000
Other (expense) income	(4,000)	9,000	(9,000)	(9,000)
Stock-based compensation expense	58,000	55,000	112,000	110,000
Avalon business combination transaction and related costs	-	-	-	12,000
Avalon integration initiatives	20,000	20,000	20,000	81,000

Adjusted EBITDA	$337,000	$22,000	$489,000	$834,000